Exhibit 99.1

red violet Announces Third Quarter 2019 Financial Results

Revenue Increases 89% to $8.3 Million with Strong Margin Expansion and Positive Cash Flow from Operating Activities

BOCA RATON, Fla. – November 7, 2019 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced financial results for the quarter ended September 30, 2019.

“Since our spin-off in March of 2018, we have reported seven consecutive quarters of record revenue and adjusted gross margin.  Adjusted EBITDA increased over 200% from second quarter 2019 and we incurred our smallest quarterly net loss to date,” stated Derek Dubner, red violet’s CEO. “I am very proud of our team’s execution year-to-date, seizing upon immediate opportunities while continuing to lay the groundwork for expected future growth. We are experiencing increasing adoption of idiCORE™ by and among larger customers and FOREWARN® is fast becoming the go-to solution for proactive realtor safety.  While fourth quarter traditionally presents seasonal headwinds affecting our transactional customers in the way of less business days and year-end budget recasting, we have experienced a strong start to the fourth quarter and are excited to close out a terrific 2019.”

Third Quarter Financial Results

For the three months ended September 30, 2019 as compared to the three months ended September 30, 2018:

•	Total revenue increased 89% to $8.3 million.
•	Net loss was $1.0 million (including share-based compensation expense of $1.4 million) as compared to $1.3 million (including share-based compensation expense of $0.2 million).
•	Loss per share was $0.09 as compared to $0.12.
•	Adjusted gross profit increased 141% to $5.1 million.
•	Adjusted gross margin increased to 62% from 49%.
•	Adjusted EBITDA was $1.1 million as compared to a negative $0.8 million.

Third Quarter and Recent Business Highlights

•	Leveraging the power of CORE™, red violet’s cloud-based, next-generation technology platform, idiCORE delivered over 400 new customers in the third quarter.
•	Recognized as a leading innovative technology in the real estate industry, our subscription app-based solution, FOREWARN, added over 4,100 users in the third quarter.
•	Broad-based revenue growth from both new customer adoption and existing customer expansion. New customer revenue grew 67% and growth revenue from existing customers grew 118% over prior year.
•

Cash and cash equivalents were $13.3 million as of September 30, 2019.  To meet demand and accelerate growth, we raised $7.5 million during the quarter in strategic growth financing from existing and new investors through the sale of 681,000 shares of common stock in a registered direct offering.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, excluding interest income, net, depreciation and amortization, share-based compensation expense, litigation costs, net, transition service income, and write-off of long-lived assets and others, as noted in the tables below. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

Conference Call

In conjunction with this release, red violet will host a conference call and webcast today a 4:30pm ET to discuss its quarterly results and provide a business update.  To listen to the call, please dial (877) 665-6635 for domestic callers or (602) 563-8608 for international callers, using the passcode 1075407. To access the live audio webcast, visit the Investors section of the red violet website at www.redviolet.com.  Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required.  Following the completion of the conference call, a replay will be available for approximately one week by dialing (855) 859-2056 or (404) 537-3406 with the replay passcode 1075407.  An archived webcast of the conference call will be available on the Investors section of the red violet website at www.redviolet.com.

About red violet®

At red violet, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most - running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our analytics and information solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, recovering debt, identifying fraud and abuse, and ensuring legislative compliance, to identifying and acquiring customers. At red violet, we are dedicated to making the world a safer place and reducing the cost of doing business. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether red violet will experience future growth, and whether FOREWARN will become the go-to solution for proactive realtor safety. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2018 filed on March 7, 2019, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	September 30, 2019	December 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$13,337	$9,950
Accounts receivable, net of allowance for doubtful accounts of $30 and $77 as of September 30, 2019 and December 31, 2018, respectively	3,325	2,265
Prepaid expenses and other current assets	894	934
Total current assets	17,556	13,149
Property and equipment, net	704	852
Intangible assets, net	23,050	19,971
Goodwill	5,227	5,227
Right-of-use assets	2,729	-
Other noncurrent assets	374	628
Total assets	$49,640	$39,827
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$2,481	$2,246
Accrued expenses and other current liabilities	2,004	1,277
Current portion of operating lease liabilities	477	-
Deferred revenue	35	26
Total current liabilities	4,997	3,549
Noncurrent operating lease liabilities	2,588	-
Total liabilities	7,585	3,549
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 shares authorized, and 0 shares issued and outstanding, as of September 30, 2019 and December 31, 2018	-	-
Common stock—$0.001 par value, 200,000,000 shares authorized, 11,633,662 and 10,266,613 shares issued, 11,530,515 and 10,266,613 shares outstanding, as of September 30, 2019 and December 31, 2018	12	10
Treasury stock, at cost, 103,147 and 0 shares as of September 30, 2019 and December 31, 2018	(1,255)	-
Additional paid-in capital	54,302	41,052
Accumulated deficit	(11,004)	(4,784)
Total shareholders' equity	42,055	36,278
Total liabilities and shareholders' equity	$49,640	$39,827

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$8,257	$4,360	$21,236	$11,594
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	3,122	2,233	8,843	6,334
Sales and marketing expenses	1,925	1,126	5,428	3,443
General and administrative expenses	3,498	2,182	11,259	5,776
Depreciation and amortization	750	508	2,049	1,437
Total costs and expenses	9,295	6,049	27,579	16,990
Loss from operations	(1,038)	(1,689)	(6,343)	(5,396)
Interest income, net	46	31	123	31
Other income, net	-	406	-	535
Loss before income taxes	(992)	(1,252)	(6,220)	(4,830)
Income taxes	-	-	-	-
Net loss	$(992)	$(1,252)	$(6,220)	$(4,830)
Loss per share:
Basic and diluted	$(0.09)	$(0.12)	$(0.59)	$(0.47)
Weighted average number of shares outstanding:
Basic and diluted	10,917,673	10,266,613	10,497,036	10,266,613

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,220)	$(4,830)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,049	1,437
Share-based compensation expense	5,290	432
Write-off of long-lived assets	30	63
Provision for bad debts	398	246
Allocation of expenses from Fluent, Inc.	-	325
Noncash lease expenses	313	-
Changes in assets and liabilities:
Accounts receivable	(1,458)	(781)
Prepaid expenses and other current assets	40	(177)
Other noncurrent assets	254	167
Accounts payable	235	(55)
Accrued expenses and other current liabilities	(183)	(3,619)
Deferred revenue	9	(18)
Operating lease liabilities	(322)	-
Net cash provided by (used in) operating activities	435	(6,810)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(71)	(51)
Capitalized costs included in intangible assets	(4,413)	(4,497)
Net cash used in investing activities	(4,484)	(4,548)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributed by Fluent, Inc.	-	23,939
Proceeds from issuance of shares, net of issuance costs	7,436	-
Net cash provided by financing activities	7,436	23,939
Net increase in cash and cash equivalents	$3,387	$12,581
Cash and cash equivalents at beginning of period	9,950	65
Cash and cash equivalents at end of period	$13,337	$12,646
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$526	$316
Right-of-use assets obtained in exchange of operating lease liabilities	$3,042	$-
Operating lease liabilities arising from obtaining right-of-use assets	$3,387	$-

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, excluding interest income, net, depreciation and amortization, share-based compensation expense, litigation costs, net, transition service income, and write-off of long-lived assets and others, as noted in the tables below. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended September 30,		Three Months Ended	Nine Months Ended September 30,
(In thousands)	2019	2018	June 30, 2019	2019	2018
Net loss	$(992)	$(1,252)	$(3,850)	$(6,220)	$(4,830)
Interest income, net	(46)	(31)	(37)	(123)	(31)
Depreciation and amortization	750	508	681	2,049	1,437
Share-based compensation expense	1,407	218	3,609	5,290	432
Litigation costs, net	7	125	(47)	54	134
Insurance proceeds in relation to settled litigation	-	(350)	-	-	(350)
Transition service income	-	(56)	-	-	(214)
Write-off of long-lived assets and others	11	2	-	41	92
Adjusted EBITDA	$1,137	$(836)	$356	$1,091	$(3,330)

	Three Months Ended September 30,		Three Months Ended	Nine Months Ended September 30,
(In thousands)	2019	2018	June 30, 2019	2019	2018
Revenue	$8,257	$4,360	$7,245	$21,236	$11,594
Cost of revenue (exclusive of depreciation and amortization)	3,122	2,233	3,052	8,843	6,334
Adjusted gross profit	$5,135	$2,127	$4,193	$12,393	$5,260
Adjusted gross margin	62%	49%	58%	58%	45%

We present adjusted EBITDA, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance because we believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance of our business, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other items. Adjusted gross profit and adjusted gross margin are calculated by using cost of revenue (exclusive of depreciation and amortization).

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either loss before income taxes or net loss as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

SUPPLEMENTAL METRICS

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. These supplemental metrics are not necessarily derived from any underlying financial statement amounts.  We believe these supplemental metrics help investors understand trends within our business and evaluate the performance of such trends quickly and effectively. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.

We intend to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or changes, and such changes could be material.

	(Unaudited)
(Dollars in thousands)	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19
Customer metrics
idiCORE - billable customers(1)	2,941	3,302	3,438	3,627	4,020	4,370	4,781
FOREWARN - users(2)	2,427	5,095	7,872	11,397	15,444	19,721	23,853
Revenue metrics
Contractual revenue %(3)	44%	52%	64%	66%	67%	62%	66%
Net revenue attrition %(4)	10%	10%	6%	5%	5%	5%	6%
Revenue from new customers(5)	$756	$802	$842	$1,096	$1,285	$1,596	$1,406
Base revenue from existing customers(6)	$1,952	$2,472	$2,934	$3,127	$3,593	$4,480	$5,578
Growth revenue from existing customers(7)	$617	$635	$584	$485	$856	$1,169	$1,273
Other metrics
Employees - sales and marketing	35	33	37	46	47	48	48
Employees - support	7	7	5	6	6	7	8
Employees - infrastructure	11	11	9	11	12	12	13
Employees - engineering	18	20	22	21	20	20	25
Employees - administration	13	14	14	14	14	14	13

(1)

We define a billable customer of idiCORE as a single entity that generated revenue in the last month of the period.  Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions, however, we count the entire organization as a discrete customer.

(2)	We define a user of FOREWARN as a unique individual that has an active user account and is able to log into FOREWARN.
(3)

Contractual revenue % represents revenue generated from customers pursuant to pricing contracts containing a monthly fee and any additional overage divided by total revenue. Pricing contracts are generally annual contracts or longer, with auto renewal.

(4)

Net revenue attrition is defined as the revenue lost as a result of customer attrition, net of reinstated customer revenue, excluding FOREWARN revenue. Revenue is measured once a customer has generated revenue for six consecutive months. Revenue is considered lost when all revenue from a customer ceases for three consecutive months; revenue generated by a customer after the three-month loss period is defined as reinstated revenue. Net revenue attrition percentage is calculated on a trailing twelve-month basis, the numerator of which is the revenue lost during the period due to attrition, net of reinstated revenue, and the denominator of which is total revenue based on an average of total revenue at the beginning of each month during the period.

(5)

Revenue from new customers represents the total monthly revenue generated from new customers in a given period. A customer is defined as a new customer during the first six months of revenue generation.

(6)

Base revenue from existing customers represents the total monthly revenue generated from existing customers in a given period that does not exceed the customers' trailing six-month average revenue. A customer is defined as an existing customer six months after their initial month of revenue.

(7)	Growth revenue from existing customers represents the total monthly revenue generated from existing customers in a given period in excess of the customers' trailing six-month average revenue.

Investor Relations Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com